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                                                                      EXHIBIT 11

                              CEC RESOURCES LTD.
                Statement of Computation of Per Share Earnings
                                  (Unaudited)
                      (In Thousand Except Per Share Data)


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                                                              Nine Months Ended August 31,         Three Months Ended August 31,
                                                              ----------------------------        ------------------------------
Basic:                                                            1999            1998                1999            1998
                                                              ----------       -----------        -----------      ----------
Weighted average shares outstanding:                              1,529            1,542               1,521            1,539

Incremental shares attributable to dilutive stock
options and warrants outstanding based on average
market prices during the period calculated using
the treasury stock method                                             -                4                   2                4
                                                              ---------        ---------           ---------        ---------

Diluted common and common equivalent shares                       1,529            1,546               1,523            1,543
                                                              =========        =========           =========        =========

Net earnings                                                   $   (188)        $    268            $     36         $     54
                                                              =========        =========           =========        =========

Earnings per share:
     Basic earnings per share                                  $  (0.12)        $   0.17            $   0.02         $   0.04
                                                              =========        =========           =========        =========
     Diluted earnings per share                                $  (0.12)        $   0.17            $   0.02         $   0.04
                                                              =========        =========           =========        =========
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